Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 2012, relating to the balance sheet of PBF Energy Inc. appearing in the Prospectus dated December 13, 2012 included in Registration Statement No. 333-177933, as amended.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

January 11, 2013